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                                                                      EXHIBIT 11


                                 MARITRANS INC.
                COMPUTATION OF EARNINGS PER COMMON SHARE
                                Quarter Ended*:



Primary:                                     March 31, 1995     March 31, 1994
                                             --------------     --------------
   Income:
     Net income                               $ 2,302,000         $ 2,026,000
                                              ===========         ===========
  Shares:
     Weighted average number of
       common shares outstanding               12,529,628          12,523,000
                                              ===========         ===========
Primary earnings per common share             $     .1837         $     .1618
                                              ===========         ===========
Assuming full dilution:
  Income:
     Net income                               $ 2,302,000         $ 2,026,000
                                              ===========         ===========
  Shares:
     Weighted average number of
       common shares outstanding               12,529,628          12,523,000

     Assuming exercise of options reduced
       by the number of shares which could
       have been purchased with the proceeds
       from the exercise of such options           90,534              24,141
                                              -----------         -----------
     Weighted average number of common
       shares outstanding as adjusted          12,620,162          12,547,141
                                              ===========         ===========

Fully diluted earnings per common share       $     .1824**       $     .1615**
                                              ===========         ===========

- ------------
* See notes 1 and 2 of the notes to the condensed consolidated financial statements.

** This calculation is submitted in accordance with Regulation S-K item
   601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.